As filed with the Securities and Exchange Commission on March 30, 2010.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FSI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1223238
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

3455 Lyman Boulevard
Chaska, Minnesota 55318-3052
(952) 448-5440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benno G. Sand
Executive Vice President, Business Development, Investor Relations and Secretary
FSI International, Inc.
3455 Lyman Boulevard
Chaska, Minnesota 55318-3052
(952) 448-8936
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With Copy to:
Douglas P. Long, Esq.
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7212

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Aggregate	Aggregate	Amount of
	Amount To Be	Price per	Offering	Registration
	Registered	Unit	Price	Fee
Title of Each Class of Securities to be Registered (1)	(2)	(3)	(4)	(5)
Common Stock, no par value
Preferred Stock, no par value
Warrants
Units
Total	$50,000,000	—	$50,000,000	$3,565

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The registrant is registering (i) an indeterminate number of shares of common stock and preferred stock of FSI International, Inc. as may be issued from time to time at indeterminate prices plus such indeterminate number of shares of common stock and preferred stock as may be issued in exchange for, upon conversion of, or exercise of, as applicable, other preferred stock or warrants registered hereunder, (ii) an indeterminate number of warrants to purchase shares of common stock or preferred stock of FSI and (iii) an indeterminate number of units consisting of any two or more of the other securities listed in the table above and sold together as shall have an aggregate initial offering price not to exceed $50,000,000 or the equivalent thereof in one or more currencies. In addition, pursuant to Rule 416 of the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of the issuance of the securities registered hereunder.

(4)	Estimated in accordance with Rule 457(o) solely for the purpose of calculation of the registration fee. In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registration shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 30, 2010
FSI INTERNATIONAL, INC.
3455 Lyman Boulevard
Chaska, Minnesota 55318-3052
(952) 448-5440
$50,000,000
Common Stock
Preferred Stock
Warrants
Units

     We may offer and sell, from time to time, shares of our common stock, preferred stock, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock may be convertible into shares of our common stock and the warrants may be exercisable for shares of our common stock or shares of our preferred stock. We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $50,000,000.
     Specific terms of the securities being sold as well specific terms of these offerings will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement, including any information incorporated herein or therein, carefully before you invest.
     The securities being sold may be sold on a delayed basis or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.
     Our common stock is listed on the NASDAQ Global Market under the symbol “FSII.” The last sale price of our common stock on March 29, 2010, as reported by NASDAQ, was $3.72 per share. None of the other securities offered under this prospectus are publicly traded.
     Investing in our securities involves risks. See “Risk Factors” beginning on page 2 to read about the factors you should consider before investing.

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for the securities being sold.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus is dated      , 2010

i

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell one or more series or classes, either separately or together, our common stock, preferred stock and/or warrants in one or more offerings up to an aggregate maximum offering price of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”
     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
     The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.
SUMMARY
Prospectus Summary
     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 3, any applicable prospectus supplement, the information incorporated by reference herein and therein, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
     Throughout this prospectus, references to “FSI,” the “Company,” “we,” “us,” and “our” refer to FSI International, Inc.
The Company
     FSI International, Inc., a Minnesota corporation organized in 1973, designs, manufactures, markets and supports equipment used in the fabrication of microelectronics, such as advanced semiconductor devices. We provide surface conditioning technology solutions and microlithography systems and support services to worldwide manufacturers of integrated circuits. We manufacture, market and support surface conditioning equipment that uses wet, cryogenic and other chemistry techniques to clean, strip or etch the surfaces of silicon wafers and supply refurbished microlithography products that are used to deposit and develop light sensitive films. Our business is supported by service groups that provide finance, human resources, information services, sales and service, marketing and other administrative functions.
     We directly sell and service our products in North America, Europe, and the Asia Pacific region, except for Japan. In Japan, our products are sold and serviced through Apprecia Technology, Inc. (“Apprecia”), a company in which we maintain a 20 percent equity ownership.
     Our principal offices are located at 3455 Lyman Boulevard, Chaska, Minnesota 55318-3052 and our telephone number is (952) 448-5440.

The Securities We May Offer
     The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.
     We may sell from time to time, in one or more offerings:
•	common stock;

•	preferred stock which may be convertible into shares of our common stock;

•	warrants to purchase any of the securities listed above; or

•	units consisting of two or more of any such securities on terms to be determined at the time of sale.
     In this prospectus, we refer to the common stock, preferred stock, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $50,000,000.
     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
     An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended August 29, 2009 and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 28, 2009, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected.
     The Gartner Report described in certain documents incorporated by reference herein (the “Gartner Report”) represents data, research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. (“Gartner”), and are not representations of fact. Each Gartner Report speaks as of its original publication date (and not as of the date of this registration statement or any filings incorporated by reference) and the opinions expressed in the Gartner Reports are subject to change without notice.

USE OF PROCEEDS
     Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including acquisitions, technology licenses, funding the cost of placing our products for evaluation at customer locations, the research and development of products, and for other general and administrative expenses.
     We will retain broad discretion in the use of any net proceeds from the sale of offered securities. Until we use any net proceeds, we may invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

DILUTION
     We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR COMMON STOCK
     This section describes our common stock. The specific terms and provisions of our common stock that may be offered by this prospectus will be described in the applicable prospectus supplement. We have filed our restated articles of incorporation, as amended, including the certificate of designation, preferences and rights for our Series A Junior Participating Preferred Shares, and our restated by-laws as exhibits to the registration statement of which this prospectus is a part. Our Series A Junior Participating Preferred Shares were designated in connection with the execution of our Share Rights Agreement, which agreement has subsequently expired in accordance with the terms stated therein. You should read our restated articles of incorporation, as amended, our certificate of designation, and our restated by-laws for additional information before you buy any common stock hereunder.
Shares Outstanding
     Our authorized capital stock consists of: (i) 50,000,000 shares of common stock, no par value, of which 32,070,982 shares were outstanding as of February 27, 2010, and (ii) 10,000,000 shares of preferred stock, no par value, of which no shares were outstanding as of February 27, 2010.
Voting and Other Rights
     Holders of common stock are entitled to one vote for each share owned of record on all matters on which shareholders may vote. Holders of common stock do not have cumulative voting rights in the election of directors. This means that a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our Board of Directors (the “Board”). The holders of common stock are entitled, upon liquidation or dissolution of the company, to receive pro rata all remaining assets available for distribution to shareholders after payment to any preferred shareholders who may have preferential rights. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. Since the holders of our common stock have no preemptive rights, this means that, as holders of common stock, they have no right to buy any portion of securities we may issue in the future.
Dividend Policy
     Holders of our common stock are entitled to receive such dividends as the Board may from time to time declare. The Board may declare dividends only when dividends are legally available. We have never paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future.
Fully Paid
     The outstanding shares of common stock are fully paid and nonassessable. This means that the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future pursuant to this prospectus will also be fully paid and nonassessable.
Transfer Agent
     Computershare Investor Services LLC, P. O. Box 43078, Providence, RI 02940, is the transfer agent and registrar for our common stock.
Listing
     Our common stock is listed on the NASDAQ Global Market under the symbol “FSII.”
Anti-Takeover Provisions Contained in our Articles of Incorporation and By-Laws and the Minnesota Business Corporation Act
     Our restated articles of incorporation, as amended, and our restated by-laws contain certain provisions which may be deemed to be “anti-takeover” in that they may deter, discourage or make more difficult the assumption of control of FSI by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions are intended to provide management flexibility to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board to discourage an unsolicited takeover of our company, if our Board determines that such a takeover is not in the best interests of our company and our shareholders. However, these provisions could deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some shareholders may want to make if dissatisfied with the conduct of our business.

     Authorized but Unissued Shares and Preferred Stock: The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the NASDAQ Global Market. The Board may set the rights, preferences and terms of new preferred stock, without shareholder approval. Shares of preferred stock could be issued quickly without shareholder approval, with terms calculated to delay or prevent a change in control of FSI. Terms selected could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of the common stock without any further action by the shareholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock we may issue in the future. Our shareholders do not have preemptive rights with respect to the purchase of these shares. Such an issuance could result in a dilution of voting rights and book value per share of the common stock. No shares of preferred stock are currently outstanding, and we have no present plan to issue any preferred stock.
     Advance Notice Requirements for Shareholder Proposals and Director Nominations: Our restated by-laws provide that a shareholder seeking to bring business before an annual meeting of shareholders must provide timely notice of such shareholder’s intention in writing. To be timely, a shareholder’s notice must be received not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting of the shareholders is more than 30 days before or after such anniversary date, a shareholder’s notice is considered timely if received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. A shareholder notice of business to be conducted at a regular meeting, other than an annual meeting, is considered timely if received 90 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such meeting. Our restated articles of incorporation, as amended, provide that a shareholder may nominate candidates for election as directors at an annual or special meeting of shareholders upon written notice at least 60 days prior to the date fixed for such meeting, including the written consent of such candidate to serve as a director. Shareholders seeking to have a shareholder proposal considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the federal proxy rules.
     Special Meetings of Shareholders: Our restated by-laws provide that special meetings of shareholders may be called only by the Board, the Chief Executive Officer, the Chief Financial Officer or one or more shareholders holding 10% or more of the voting power of all shares entitled to vote. Special meetings of shareholders called by shareholders for the purpose of considering any action to facilitate a business combination or affect the composition of the Board must be called by shareholders holding 25% or more of the voting power of all shares entitled to vote. Further, business transacted at any special meeting of shareholders is limited to matters relating to the purpose or purposes stated in the notice of meeting.
     Classified Board; Removal of Directors; Number of Directors: Under our restated articles of incorporation, as amended, our Board is classified into three classes of directors. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed. Directors may be removed by shareholders only by a vote of holders of at least 75% of the voting power of the outstanding shares, voting together as a single class. Our restated articles of incorporation, as amended, also require a vote of holders of at least 75% of the voting power of the outstanding shares, voting together as a single class, in order for the shareholders to change the number of directors, unless such change shall have been approved by a majority of our Board.
     Business Combinations: Under our restated articles of incorporation, as amended, certain business combinations require the vote of 75% of the voting power of the outstanding shares, voting together as a single class, with certain exceptions. A “business combination” includes (i) certain mergers, consolidations or share exchanges with any interested stockholder or any other corporation which is, or after such merger would be, an affiliate of the interested stockholder, (ii) a sale, lease, pledge, transfer or other disposition to or with an interested stockholder of assets valued at or greater than 10% of the book value of our consolidated assets, (iii) a sale, lease, pledge, transfer or other disposition to or with us of any assets of an interested stockholder valued at or greater than 10% of the book value of our consolidated assets, (iv) the issuance or transfer by us of any of our securities to an interested stockholder, with certain exceptions, (v) the adoption of any plan or proposal for the liquidation or dissolution of us by an interested stockholder, or (vi) any transaction that has the effect, directly or indirectly, of increasing the proportionate share of our equity securities owned by an interested stockholder. “Interested stockholders” generally include any person who is currently, or was in the two year period prior to such business combination, a beneficial owner of 10% or more of our outstanding voting stock, or any affiliate, associate or assignee thereof.
     Statutory Provisions: Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any subsidiary of ours, with any shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”) within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our Board before the time the interested shareholder crosses the 10% stock ownership threshold.
     Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our Board before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

DESCRIPTION OF OUR PREFERRED STOCK
     The terms and provisions of our preferred stock that may be offered by this prospectus will be described in the applicable prospectus supplement. We have filed our restated articles of incorporation, as amended, and the certificate of designation, preferences and rights for our Series A Junior Participating Preferred Shares as exhibits to the registration statement of which this prospectus is a part. Our Series A Junior Participating Preferred Shares were designated in connection with the execution of our Share Rights Agreement, which agreement has subsequently expired in accordance with the terms stated therein. You should read our restated articles of incorporation, as amended, and the certificate of designation relating to the applicable series of preferred stock for additional information before you purchase any preferred stock.
General
     Our Board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders. For example, the Board is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to our Restated Articles of Incorporation or on any other proposed corporate action, including business combinations and other transactions.
     The terms of any particular series of preferred stock will be described in the applicable prospectus supplement relating to such offering of preferred stock and may include, among other things:
•	the title and stated value of the preferred stock;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative);

•	terms and amount of any sinking fund;

•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the company to exercise such redemption and repurchase rights;

•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on sale, transfer and assignment, if any;

•	the relative ranking and preferences of the preferred stock; and

•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

DESCRIPTION OF OUR WARRANTS
     This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and is not complete. You should refer to the warrant agreement, including the form of the warrant, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the form of the warrant, will be filed with the SEC in connection with the offering of the specific warrants.
     We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.
     We will issue each series of warrants under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
     The particular terms of any issue of warrants will be described in the applicable prospectus supplement. Those terms may include:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	if applicable, the redemption or call provisions of such warrants;

•	United States federal income tax considerations;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.
Exercise of Warrants
     Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable warrant certificate (or in the form of exercise notice attached to each warrant) and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

     Upon receipt of payment and the warrant properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant are exercised, a new warrant will be issued for the remaining warrants.
Enforceability of Rights by Holders of Warrants
     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
     Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS
     We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units will be issued under units agreements, and we may enter into such unit agreements with a bank or trust company, as unit agent, as detailed in the applicable prospectus supplement relating to units being offered.
     The applicable prospectus supplement will describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material U.S. federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.
     The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the common stock and preferred stock offered by this prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.
     This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the common stock and preferred stock. This summary addresses only shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:
•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•	persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.
In addition, with respect to a particular offering of shares of common or preferred stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the common stock or preferred stock.
     As used herein, a “U.S. Holder” is a beneficial owner of shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).
     A “Non-U.S. Holder” is any beneficial owner of shares of common or preferred stock, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the shares of common or preferred stock by the partnership.
     THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.
U.S. Federal Income Taxation of U.S. Holders
     Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.
     Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.
     U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.
     Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.
     Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “—Distributions.”

     A redemption will be treated as a sale or exchange if it (i) results in a complete termination of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.
     If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.
     Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.
     Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.
U.S. Federal Income Taxation of Non-U.S. Holders
     Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
     Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.
     Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter period in some situations) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.
     Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock and Preferred Stock—Redemptions of Common Stock or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.
     Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.
Backup Withholding and Information Reporting
     U.S. Holders. In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.
     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.
     Non-U.S. Holders. In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of dividends on the common or preferred stock paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on shares of common or preferred stock provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.
     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

PLAN OF DISTRIBUTION
     We may sell any of the securities being offered pursuant to this prospectus from time to time in one or more of the following ways:
•	directly to one or more purchasers;

•	to or through underwriters;

•	through dealers or agents;

•	in privately negotiated transactions; or

•	through a combination of methods.
     We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.
     The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including:
•	the names of the underwriters, dealers or agents, if any,

•	the terms of the securities being offered, including the purchase price of the securities and the net proceeds to us,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us, and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.
     Also, if applicable, we will describe in the prospectus supplement how any auction will be conducted to determine the price or any other terms of the offered securities, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.
     If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.
     If underwriters are used in an offering, we will sign an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
     If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
     The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
     Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, as amended, or the Securities Act) of the securities described therein.

     We may sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.
     Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We must approve all institutions, but they may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.
     Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof, under underwriting or other agreements. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.
     In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
     Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.
     These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
     Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
     As of the date of this prospectus, we have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or other parties regarding the sale of securities. As of the date of this prospectus, no period of time has been fixed within which the securities will be offered or sold.
LEGAL MATTERS
     Unless the applicable prospectus supplement indicates otherwise, the validity of the issuance of the securities offered in this prospectus will be passed upon for us by Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402.
     Any underwriters will also be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements of FSI International, Inc. as of August 29, 2009 and August 30, 2008, and for each of the years in the three-year period ended August 29, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our common stock is listed on the NASDAQ Global Market and similar information can be inspected and copied at the offices of the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.
     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
          We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus (including all filings we make under the Exchange Act following the date of our initial registration statement but prior to the effectiveness of such registration statement) and prior to the time that we sell all the securities offered by this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
(a)	Our Annual Report on Form 10-K for the year ended August 29, 2009, including information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement for our 2010 Annual Meeting of Shareholders;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended November 28, 2009;

(c)	Our Current Reports on Form 8-K filed with the SEC on October 27, 2009 and December 22, 2009; and

(d)	The description of our common stock contained in the Registration Statement on Form 8-A filed with the Commission on November 1, 1988, including any amendment or report filed to update such description.
     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
FSI International, Inc.
Attention: Benno G. Sand, Executive Vice President, Business Development, Investor Relations and Secretary
3455 Lyman Boulevard
Chaska, Minnesota 55318-3052
(952) 448-8936
     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates pursuant to the instruction to Item 11 of Regulation S-K, except the SEC registration fee.

SEC registration fee	$3,565
Legal fees and expenses	40,000
Accounting fees and expenses	40,000
Printing and Engraving Fees	15,000
Blue Sky and Legal Investment Fees and Expenses	5,000
Miscellaneous	5,000

Total	$108,565
Item 15. Indemnification of Directors and Officers
General Corporation Law of Minnesota
     The registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3 requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.
     Pursuant to the terms of underwriting agreements executed in connection with offerings of securities pursuant to this registration statement, the directors and officers of the registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this registration statement and the related prospectus and applicable prospectus supplement.
     The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities.
Item 16 . Exhibits
     The following Exhibits are filed as part of this registration statement:

Exhibit
Number	Description of Exhibit

1.1	Form of Underwriting Agreement for Common Stock and Preferred Stock. †

4.1	Restated Articles of Incorporation of the Company.

Exhibit
Number	Description of Exhibit

4.2	Restated By-Laws.

4.3	Articles of Amendment of Restated Articles of Incorporation.

4.4	Form of Common Stock Certificate.

4.5	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Shares.

4.6	Form of Common Stock Warrant Agreement (together with form of warrant certificate).†

4.7	Form of Preferred Stock Warrant Agreement (together with form of warrant certificate).†

4.8	Form of Certificate of Designation for Preferred Stock (including specimen preferred stock certificate).†

4.9	Form of Unit Agreement (including form of unit certificate).†

5.1	Opinion of Faegre & Benson LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5).

24.1	Power of Attorney (see signature page to this registration statement).

†	To be filed by a post-effective amendment to this registration statement or by a Current Report on Form 8-K and incorporated herein by reference.
Item 17. Undertakings
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chaska, Minnesota, on March 30, 2010.

FSI INTERNATIONAL, INC.
By:	/s/ Donald S. Mitchell
Donald S. Mitchell
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By:	/s/ Donald S. Mitchell	Chairman and Chief Executive Officer	March 30, 2010

	Donald S. Mitchell	(Principal Executive Officer)

By:	/s/ Patricia M. Hollister	Chief Financial Officer and Assistant Secretary	March 30, 2010

	Patricia M. Hollister	(Principal Financial and Accounting Officer)
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald S. Mitchell and Patricia M. Hollister, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities including his or her capacity as a director and/or officer of FSI International, Inc. to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Donald S. Mitchell	Chairman and Chief Executive Officer	March 30, 2010

Donald S. Mitchell	(Principal Executive Officer), Director

/s/ Patricia M. Hollister	Chief Financial Officer	March 30, 2010

Patricia M. Hollister	(Principal Financial and Accounting Officer)

/s/ James A. Bernards	Director	March 30, 2010

James A. Bernards

/s/ Terrence W. Glarner	Director	March 30, 2010

Terrence W. Glarner

/s/ Willem D. Maris	Director	March 30, 2010

Willem D. Maris

/s/ David V. Smith	Director	March 30, 2010

David V. Smith

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit	Form of Filing

1.1	Form of Underwriting Agreement for Common Stock and Preferred Stock.†

4.1	Restated Articles of Incorporation of the Company.	Electronic Transmission

4.2	Restated By-Laws.	Electronic Transmission

4.3	Articles of Amendment of Restated Articles of Incorporation.	Electronic Transmission

4.4	Form of Common Stock Certificate.	Electronic Transmission

4.5	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Shares.	Electronic Transmission

4.6	Form of Common Stock Warrant Agreement (together with form of warrant certificate).†

4.7	Form of Preferred Stock Warrant Agreement (together with form of warrant certificate).†

4.8	Form of Certificate of Designation for Preferred Stock (including specimen preferred stock certificate).†

4.9	Form of Unit Agreement (including form of unit certificate).†

5.1	Opinion of Faegre & Benson LLP.	Electronic Transmission

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.	Electronic Transmission

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5).

24.1	Power of Attorney (see signature page to this registration statement).

†	To be filed by a post-effective amendment to this registration statement or by a Current Report on Form 8-K and incorporated herein by reference.